EXHIBIT d.2
                                FIRST AMENDMENT
                            TO AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

                                 FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

         THIS AMENDMENT effective as of the 3rd day of January, 2005 amends that certain Amended and Restated Investment Advisory Agreement effective as of November 20, 2002 (the "Agreement") by and between Phoenix Series Fund, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser").

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. The name of the series Phoenix-Engemann Aggressive Growth Fund has been changed to Phoenix-Engemann Mid-Cap Growth Fund.

2. The name of the series Phoenix-Oakhurst Balanced Fund will be come Phoenix Balanced Fund and Phoenix Duff & Phelps Core Bond Fund will become Phoenix Core Bond Fund effective January 1, 2005.

3. Phoenix Investment Counsel, Inc. is the investment adviser to Phoenix Core Bond Fund, replacing Duff & Phelps Investment Management Company, effective January 1, 2005.

4. Any and all reference to state of domicile for Phoenix Investment Counsel, Inc. shall hereafter refer to the State of Massachusetts.

5. Appendix A to the Agreement is hereby deleted in its entirety and Appendix A attached hereto is substituted in its place.

6. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

7. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

PHOENIX INVESTMENT COUNSEL, INC.           PHOENIX SERIES FUND

By:     /s/ John H. Beers                  By:      /s/ Francis G. Waltman
    -------------------------------            ---------------------------------
Name:  John H. Beers                       Name:    Francis G. Waltman
Title: Vice President and Clerk            Title:   Senior Vice President



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                                   SCHEDULE A
                                   ----------

                        SERIES                                             INVESTMENT ADVISORY FEE
                        ------                                             -----------------------

                                                                                  $1+Billion
                                                                                  through $2
                                                          First $1 Billion          Billion           $2+ Billion
Phoenix Balanced Fund                                          0.55%                 0.50%               0.45%
Phoenix Core Bond Fund                                         0.45%                 0.40%               0.35%
Phoenix-Engemann Capital Growth Fund                           0.70%                 0.65%               0.60%
Phoenix-Goodwin High Yield Fund                                0.65%                 0.60%               0.55%
Phoenix-Goodwin Money Market Fund                              0.40%                 0.35%               0.30%


                                                             First $50             Next $450           Over $500
                                                              Million               Million             Million
Phoenix-Engemann Mid-Cap Growth Fund                           0.90%                 0.80%               0.70%

         The parties of this Agreement hereby acknowledge the following fund name changes. Phoenix Balanced Fund f/k/a Phoenix-Oakhurst Balanced Fund; Phoenix Core Bond Fund f/k/a Phoenix Duff & Phelps Core Bond Fund; and Phoenix-Engemann Mid-Cap Growth Fund f/k/a Phoenix-Engemann Aggressive Growth Fund.